UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 15, 2025

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661-248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2025, the Board of Directors (the “Board”) of Tejon Ranch Co. (the “Company”) unanimously voted to appoint Robert D. Velasquez, 59, to the offices of interim Chief Financial Officer (“CFO”) and Treasurer. The appointment is effective as of the same date. Mr. Velasquez is a seasoned member of the Company’s executive team with a strong understanding of the Company’s operations, and continues to serve as Senior Vice President, Finance, Chief Accounting Officer, and Assistant Secretary for the Company. Mr. Velasquez’s appointment will provide opportunity for the Company to fill these positions on a permanent basis following the previously disclosed separation from employment of Brett Brown (whose departure was not related to any disagreement over accounting principles or practices, financial statement disclosure, or auditing scope or procedure).

Mr. Velasquez joined the Company in 2014. Mr. Velasquez has over 25 years of experience in the real estate, hospitality and construction industries. Mr. Velasquez has extensive experience in public company financial management, having previously served as an Executive Director at Ernst & Young, where he oversaw audit and advisory services for multiple publicly traded companies. In addition, he has extensive experience in designing internal controls over financial reporting to comply with Section 404 of the Sarbanes-Oxley Act. Mr. Velasquez graduated with a Bachelor of Science degree in business with an option in accounting from the California State University, Los Angeles. Mr. Velasquez is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants. Mr. Velasquez has (i) no arrangements or understandings with any other person pursuant to which he was appointed as interim Chief Financial Officer or Treasurer and (ii) no family relationship with any director or executive officer of the Company. Mr. Velasquez is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Compensation Committee has unanimously approved a bonus for Mr. Velasquez of $75,000 on an annualized basis, pro-rated for the time period Mr. Velasquez serves as interim CFO and Treasurer, due to increased duties and responsibilities being undertaken in those roles. Such bonus will be paid at the customary time senior executives are paid their annual cash incentive bonus for the prior calendar year pursuant to the Company’s approved annual incentive compensation program.

The Company plans to promptly initiate a national search to fill the positions of CFO and Treasurer on a permanent basis. The Company will be engaging an executive recruiting firm to assist in this search and will be considering both internal and external candidates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2025	TEJON RANCH CO.

	By:	/S/ MICHAEL R.W. HOUSTON
	Name:	Michael R.W. Houston
	Title:	Senior Vice President, General Counsel & Secretary

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